UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 8, 2007

ICON INCOME FUND EIGHT B L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-37504	13-4101114
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue, 4th Floor, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

 (212) 418-4700

Registrant's telephone number, including area code
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 8, 2007, the Registrant consummated the sale of five Pratt and Whitney 2037 aircraft engine modules (the “Engine Modules”) subject to lease with American Airlines, Inc. to an unaffiliated third-party for approximately $6.05 million in cash.  The Registrant originally purchased the Engine Modules subject to lease on May 31, 2001 for approximately $5.95 million, consisting of approximately $4.04 million in cash and the assumption of approximately $1.91 million in non-recourse debt, which debt was fully repaid.  The Registrant recognized a gain on the sale of approximately $970,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND EIGHT B L.P.
By: ICON CAPITAL CORP., its General Partner

Dated: August 10, 2007	By: /s/ Thomas W. Martin
Thomas W. Martin
Chairman, Chief Executive Officer and President